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                                                                      Exhibit 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated May 13, 1997 on PaineWebber Financial Services Growth Fund Inc., in this Registration Statement (Form N-1A No. 33-33231) of PaineWebber Financial Services Growth Fund Inc.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

New York, New York
July 28, 1997